                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)

        Colorado                                                                    84-0613514
        --------                                                                    ----------
(State of Organization)                                                           (IRS Employer
                                                                                Identification No.)

                                 P.O. Box 3309
                         Englewood, Colorado 80155-3309
                                 (303) 792-3111
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

          JONES INTERCABLE, INC. ET AL PROFIT SHARING/RETIREMENT PLAN
                            (Full title of the plan)

      Glenn R. Jones, 9697 East Mineral Avenue, Englewood, Colorado 80112
                    (Name and address of agent for service)

                                 (303) 792-3111
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

   Title of securities             Amount               Proposed maximum         Proposed maximum             Amount of
          to be                     to be                offering price              aggregate               registration
       registered             registered (1)(2)          per share (2)         offering price (1)(2)           fee (2)
       -----------            -----------------          -------------         ---------------------           -------
 Class A Common Stock,           1,000,000                 $15.315                 $15,315,000                $5,282.00
 $.01 par value per
 share


 Interests in the Jones                 (3)                     (4)                         (4)                      (4)
 Intercable, Inc. et al
 Profit Sharing/
 Retirement Plan

(1) An indeterminate number of shares of the Company's Class A Common Stock ("Stock) are to be acquired by the Jones Intercable, Inc. et al Profit Sharing/Retirement Plan (the "Plan"). These shares will be purchased in the open market. The exact number of shares that may be purchased cannot be determined.

(2) Estimated solely for the purposes of calculating the amount of the registration fee. The price per share and aggregate offering price are based on the average of the high and low price per share of the Class A Common Stock of Jones Intercable, Inc. on March 18, 1994, as reported on the National Association of Securities Dealers Automated Quotation System.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         Jones Intercable, Inc. (the "Company") and the Jones Intercable, Inc. et al Profit Sharing/Retirement Plan (the "Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the
Commission:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (the "Exchange Act").

         2. The Company's Quarterly Reports on Form 10-Q for fiscal quarters ended August 31, 1993 and November 30, 1993, and the Company's Current Reports on Form 8-K dated June 10, 1993, December 2, 1993, January 10, 1994 and February 18, 1994.

         3. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated January 21, 1981 and filed under the Securities Exchange Act with the Securities and Exchange Commission on January 26, 1981, including any amendment or report filed for the purpose of updating such description.

         All other documents filed by the Company and the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.       DESCRIPTION OF SECURITIES.

         See 3 above.

5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of the Company permit indemnification of the Company's officers and directors when such are parties or threatened to be made parties to any proceeding (other than an action by or in the name of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against losses incurred by him or her in connection with such proceeding if the officer or director seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation of the Company further provide that the corporation will indemnify its officers and directors against losses incurred as the result of a proceeding by or in the name of the corporation if the officer or director seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, but no indemnification will be made in such case if the officer or director seeking indemnification has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that the court deems proper.

         The Colorado Corporation Code requires a Colorado corporation to indemnify its officers and directors against reasonable expenses under certain circumstances and permits it to indemnify its officers and directors against liability and reasonable expenses under certain circumstances. Unless limited by the corporation's articles of incorporation, the statute requires a corporation to indemnify its officers and directors against reasonable expenses incurred in any proceeding to which the officer or director is a party and was wholly successful, on the merits or otherwise, in defense of the proceeding.
In addition to this mandatory indemnification, the statute provides that a corporation may indemnify its officers and directors against liability and reasonable expenses if the officer or director acted in good faith and in a manner reasonably believed to be in the best interests of the corporation in the case of conduct in an official capacity, in a manner he reasonably believed was at least not opposed to the corporation's best interests in all other cases, or in a manner he had no reasonable cause to believe was unlawful in the case of criminal proceedings. In actions by or in the name of the corporation, the statute provides the same standard but limits indemnification to reasonable expenses incurred by the director and prohibits any indemnification if the director was adjudged liable to the corporation. The statute also prohibits indemnification of a director in connection with actions charging improper personal benefit to the director if the director is adjudged liable on that basis.

7.       EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

8.       EXHIBITS.

         4.1 Jones Intercable, Inc. et al Profit Sharing/Retirement Plan and Amendment thereto.

         15 Letter from Arthur Andersen & Co., independent accountants for the registrant, regarding unaudited interim financial information.

         23 Consent of Arthur Andersen & Co., independent accountants for the registrant.

         The Plan as previously amended was submitted by the Company to the Internal Revenue Service ("IRS") in a timely manner and the Plan was qualified. The Company will submit the Plan to the IRS, if it is required to do so pursuant to the rules and regulations of the Internal Revenue Code, the Plan, as amended, and the Company will make all changes required by the IRS in order to continue the qualification of the Plan.


9.       UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and the annual report for the Jones Intercable, Inc. et al Profit Sharing/Retirement Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, and the State of Colorado on March 21, 1994.

                                             JONES INTERCABLE, INC.


                                             By: /s/ GLENN R. JONES
                                                 Glenn R. Jones
                                                 Chairman of the Board and Chief
Dated:       March 21, 1994                      Executive Officer

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth M. Steele or Robert S. Zinn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                             By: /s/ GLENN R. JONES
                                                 Glenn R. Jones
                                                 Chairman of the Board and Chief
                                                 Executive Officer
Dated:       March 21, 1994                      (Principal Executive Officer)

                                              By: /s/ KEVIN P. COYLE
                                                  Kevin P. Coyle
                                                  Group Vice President/Finance
Dated:       March 21, 1994                       (Principal Financial Officer)


                                              By: /s/ MICHAEL J. BARTOLEMENTI
                                                  Michael J. Bartolementi
                                                  Controller
Dated:       March 21, 1994                       (Principal Accounting Officer)


                                              By: /s/ JAMES B. O'BRIEN
                                                  James B. O'Brien
Dated:       March 21, 1994                       President and Director


                                              By: /s/ JAMES J. KREJCI
                                                  James J. Krejci
Dated:       March 21, 1994                       Group Vice President and
                                                  Director


                                              By: /s/ RAYMOND L. VIGIL
                                                  Raymond L. Vigil
Dated:       March 21, 1994                       Group Vice President and
                                                  Director


                                              By: /s/ PATRICK J. LOMBARDI
                                                  Patrick J. Lombardi
Dated:       March 21, 1994                       Director

                                              By:
                                                  George J. Feltovich
Dated:                                            Director


                                              By:
                                                  Howard O. Thrall
Dated:                                            Director

                                   SIGNATURES


The Plan

         Pursuant to the requirements of the Securities Act of 1933, the Jones Intercable, Inc. et al Profit Sharing/Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 21, 1994.

                                             JONES INTERCABLE, INC. ET AL PROFIT
                                             SHARING/RETIREMENT PLAN

                                             By: Jones Intercable, Inc.,
                                                 Plan Administrator


                                                 By: /s/ GLENN R. JONES
                                                     Glenn R. Jones
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                 EXHIBIT INDEX



Exhibit                                                                          Sequential
  No.            Description                                                     Page No.
  ---            -----------                                                     --------
4.1              Jones Intercable, Inc. et al Profit Sharing/Retirement             11
                 Plan and Amendment thereto.

15               Letter from Arthur Andersen & Co., independent                     86
                 accountants for the Company,  regarding unaudited
                 interim financial information.

23               Consent of Arthur Andersen & Co., independent                      87
                 accountants for the registrant.